UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 15, 2009 (May 15, 2009)

INLAND REAL ESTATE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	001-32185 (Commission File Number)	36-3953261 (IRS Employer Identification No.)

2901 Butterfield Road
Oak Brook, Illinois 60523
(Address of Principal Executive Offices)

(630) 218-8000
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On May 15, 2009, Inland Real Estate Corporation (the “Company”) issued a press release announcing that it has closed its public offering of 16,000,000 shares of common stock and that the underwriters of the offering have exercised their over-allotment option and purchased 1,134,700 additional shares.  The common stock was offered and sold pursuant to a prospectus supplement, dated May 12, 2009, and a related prospectus, dated April 27, 2009, relating to the Company’s shelf registration statement on Form S-3 (SEC File No. 333-158800).  At the completion of the offering, after giving effect to the exercise of the over-allotment option, the Company sold 17,134,700 shares.  The closing on the over-allotment shares occurred on May 15, 2009.  A copy of the press release is filed herewith as Exhibit 99.1 and incorporated herein by reference.

In addition, on May 15, 2009, the Company issued a press release announcing that it has declared a cash distribution of $0.0475 cents per share on the outstanding shares of its common stock, payable on June 17, 2009 to common stockholders of record at the close of business on June 1, 2009.  A copy of the press release is filed herewith as Exhibit 99.2 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

	Exhibit No.	Description

	99.1	Press Release dated May 15, 2009.

	99.2	Press Release dated May 15, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:                    May 15, 2009

INLAND REAL ESTATE CORPORATION

By:	/s/ BRETT A. BROWN
Name:	Brett A. Brown
Title	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated May 15, 2009.

99.2	Press Release dated May 15, 2009.